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                                                                       EXHIBIT 1


                 AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT


         THIS AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT (this "Amendment No. 1"), dated as of September 26, 2001, is entered into by and between THE WILLIAMS COMPANIES, INC., a Delaware corporation ("Seller"), and QUATRO FINALE IV LLC, a Delaware limited liability company ("Buyer"), with respect to the following recitals:

                                    RECITALS:

         A. Pursuant to that certain PURCHASE AND SALE AGREEMENT, dated August 11, 2000, by and between Seller and Buyer (the "Existing Purchase Agreement"), Buyer purchased 3,568,791 units of beneficial interest (the "Subject Trust Units") in Williams Coal Seam Gas Royalty Trust, a Delaware business trust (the "Trust"), and Seller retained an option to repurchase all, but not less than all, of the Subject Trust Units (the "Call Option").

         B. Seller and Buyer desire to amend the Existing Purchase Agreement to allow for exercises of the Call Option for repurchases by Seller of less than all of the Subject Trust Units and to add further provisions relating to such exercises and other agreements.

         NOW, THEREFORE, in consideration of the foregoing recitals, the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer mutually agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Purchase Agreement.

                                   ARTICLE II

                    AMENDMENTS TO EXISTING PURCHASE AGREEMENT

         Effective as of September 26, 2001, the Existing Purchase Agreement is amended in accordance with the terms of this Article II; except as so amended, the Existing Purchase Agreement shall continue to remain in all respects in full force and effect.


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         SECTION 2.1 DEFINED TERMS. Section 1.1 of the Existing Purchase
Agreement containing defined terms is amended as follows.

                  2.1.1 Replaced Definitions. The definitions of the terms "Aggregate Tax Credits", "Call Option", "Exercise Date", "Notice" and "Put Option" are deleted in their entirety and the following definitions are inserted in their respective places:

                  "Aggregate Tax Credits" means the amount of Section 29 tax credits attributable to the Subject Trust Units after the Closing Date, equal to the product of (i) Tax Credits plus any Tax Credit Adjustments and (ii) the total number of Subject Trust Units owned by Buyer on the associated WTU Record Date, such number being equal to 3,568,791 less the number of Trust Units repurchased by Seller pursuant to any exercise(s) of the Option(s) on Exercise Date(s) on or before such WTU Record Date.

                  "Call Option" means an American call option exercisable in one or more whole Lots up to a total of 3,568,791 Trust Units, exercisable at any time on any day on which the New York Stock Exchange is open for business, but no later than the earlier of (a) 4:30 P.M. New York time on June 30, 2003, or
(b) the exercise of the Put Option. The Call Option expires immediately upon Seller's receipt of Notice from the Buyer of Buyer's exercise of the Put Option.

                  "Exercise Date" means the day on which an Option is exercised which shall be five (5) Business Days after the Notice Date (or such other date as Buyer and Seller may agree in writing).

                  "Notice" means (i) as to each exercise of the Call Option, a written notice by Seller, substantially in the form attached hereto as Exhibit 1, delivered to Buyer in accordance with the provisions of Section 10.5 (except that, as to Buyer, such notice shall be sent only to Quatro Finale IV LLC, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, Eleventh Floor, New York, New York 10167 to the attention of Joseph Stark and Rob Oden, facsimile number (212) 272-8976, or to such other person(s) and at such other address(es) and facsimile number(s) as Buyer may designate in writing to Seller) stating:

                  (a) that the Call Option is being exercised,

                  (b) the number of Trust Units to be purchased by Seller as part of such exercise (such units, the "Purchased Units"), with such number required to be a whole number of Lots,

                  (c) the Exercise Date for such exercise of the Call Option and the Strike Price, as of such Exercise Date, applicable to each of such Purchased Units (such price to be equal to the Call Strike Price in effect for such Exercise Date, as then published by the Calculation Agent),

                  (d) that the Seller Investment Representations are provided by Seller in respect of such Purchased Units and such representations are true and correct as of the date of such notice and shall be true and correct as of the related Exercise Date,


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                  (e) that the Opinion Letter (or such other documents as the
Transfer Agent may then have permitted or required) as required to be delivered or caused to be delivered by Seller pursuant to Section 7.6(b) in respect of such Purchased Units has been executed and a copy of such executed Opinion Letter is attached to such written notice,

                  (f) that a copy of a signature page to the Letter of Instructions required to be provided by Buyer to the Transfer Agent pursuant to
Section 7.6(c) has been executed by Seller and is attached to such written notice,

                  (g) the legal name and description to be listed as the record owner of such Purchased Units,

                  (h) delivery instructions for any certificate evidencing such Purchased Units issued by the Transfer Agent, but such delivery instructions shall only be used in the event that an electronic delivery of such Purchased Units can not be effected by the Transfer Agent, and

                  (i) whether the Transfer Agent is to be directed to handle the transfer of such Purchased Units on an expedited basis or not,

         and (ii) as to the exercise of the Put Option, a written notice by Buyer, substantially in the form attached hereto as Exhibit 2, delivered to Seller in accordance with the provisions of Section 10.5 (except that such notice shall be sent only to The Williams Companies, Inc., One Williams Center, Suite 3700, Tulsa, OK 74172 to the attention of Neal Buck and Danni Morris, facsimile number (918) 573-1324, or to such other person(s) and at such other address(es) and facsimile number(s) as Seller may designate in writing to Buyer) stating that the Put Option is being exercised and the number of Trust Units to be purchased by Seller as part of such exercise, with such number to be equal to
(x) 3,568,791 less (y) the total number of Purchased Units previously repurchased by Seller, if any, pursuant to any exercise(s) of the Call Option.

                  "Put Option" means an American put option on one lot of Trust Units in a number equal to (a) 3,568,791 less (b) the total number of Purchased Units previously repurchased by Seller, if any, pursuant to any exercise(s) of the Call Option, which put option is exercisable at any time on any day on which the New York Stock Exchange is open for business, but no later than the earlier of (x) 4:30 P.M. New York Time on June 30, 2003, or (y) an exercise of the Call Option that brings the total number of Purchased Units repurchased by Seller pursuant to any exercise(s) of the Call Option to 3,568,791. The Put Option expires the instant that an exercise of the Call Option brings the total number of Purchased Units repurchased by Seller pursuant to any exercise(s) of the Call Option to 3,568,791.


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                  2.1.2 Amended Definition. The definition of the term "Tax
Credit Adjustment" is amended by deleting the third sentence of such definition in its entirety and replacing it with the following sentence:

                  "Such requirement on the part of the Calculation Agent with regard to determining a Tax Credit Adjustment shall expire on the earlier of (i) December 31st of the year following the year containing an Exercise Date that relates to an exercise of the Put Option or to an exercise of the Call Option that brings the total number of Trust Units repurchased by Seller pursuant to any exercise(s) of the Call Option to 3,568,791, or (ii) December 31, 2003.

                  2.1.3 New Defined Terms. There shall be added to Section 1.1 of the Existing Purchase Agreement new definitions, in appropriate alphabetical sequence, reading in their entirety as follows:

                  "Amendment No. 1" means that certain Amendment No. 1 to Purchase and Sale Agreement, dated as of September 26, 2001, by and between Buyer and Seller that amends this Agreement.

                  "Fed Funds Rate" means, on any given day, the closing price as of the prior Business Day of the Bloomberg "Fed Funds Rate" index (such amount to be expressed as a decimal, rounded to the fourth decimal place and, if stated as a whole number, converted to a percentage interest rate), or such other benchmark index or interest rate as Buyer and Seller may agree in writing from time to time to use as a proxy for the unsecured overnight lending interest rate between banks which are members of the Federal Reserve System.

                  "Initial Filing Date" means the date that the New Registration Statement is initially filed with the Commission.

                  "Letter of Instructions" is defined in Section 7.6(c) and shall be substantially in the form attached hereto as Exhibit 3, which letter shall be executed by Buyer and Seller.

                  "Lot" means, with respect to a Notice delivered in conjunction with the exercise of the Call Option, a number of Trust Units equal to 10,000 (or, if after giving effect to all prior exercise(s) of the Call Option the number of Trust Units then available for purchase by Seller pursuant to such exercise of the Call Option is less than 10,000, such lesser number of Trust Units).


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                  "New Registration Statement" is defined in Section 7.5(f).

                  "Opinion Letter" is defined in Section 7.6(b) and shall be substantially in the form attached hereto as Exhibit 4.

                  "Prepayment Unit Price" means an amount per Trust Unit on any Notice Date relating to an exercise of the Call Option equal to (i) the Call Strike Price, as of the related Exercise Date, as then published by the Calculation Agent, less (ii) the product of (a) such published Exercise Date Call Strike Price, (b) the Fed Funds Rate, as of the date the amount payable by Seller is wired to Buyer as required by Section 7.6(b), and (c) the ratio of (X) seven (or such other number of calendar days between the date such amount is wired to Buyer and such related Exercise Date) to (Y) 365.

                  "Purchased Units" is defined in clause (b) of the definition of the term "Notice" contained in this Amendment No. 1.

                  "Seller Investment Representations" means those representations and warranties set forth in Section 3.4.

                  "Transfer Agent" means Mellon Investor Services, L.L.C.

                  "Wire Transfer Instructions" mean, with respect to the delivery by Seller of amounts payable to Buyer pursuant to Section 7.6(b), the following wire transfer instructions (or such other wire transfer instructions as Buyer may subsequently designate by written notice to Seller):

                  Bank:  Citibank, New York

                  ABA Routing Number:  0210-0008-9

                  Account Name:  Bear Stearns Securities Corp.

                  Account Number:  09253186

                  For Further Credit To 001-48645-16

                  Attn:  Quatro Finale IV / Mike Gullace

         SECTION 2.2 AMENDMENTS TO ARTICLE 3. Article 3 of the Existing Purchase Agreement is amended by adding the following new Section 3.4:

                  "3.4 SELLER INVESTMENT REPRESENTATIONS. With respect to any Purchased Units to be purchased by Seller as part of any exercise of the Call Option, Seller shall provide, as of the related Notice Date and related Exercise Date, the following representations and warranties:

                           (i) Seller understands that the Purchased Units have
not been registered under the Securities Act or the securities laws of any state, and will be sold


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by Buyer to Seller in reliance on the exemption to registration provided under
Section 4(1) of the Securities Act. Seller agrees that the Purchased Units may be resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement under the Securities Act, or (B) in reliance on an exemption from the registration requirements of the Securities Act and any applicable state securities or blue sky laws, in each case in accordance with the applicable laws of the United States and any state of the United States.

                           (ii) Seller (A) has obtained, in Seller's judgment,
sufficient information to evaluate the merits and risks of an investment in the Purchased Units, and (B) has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks associated with such investment and to make an informed investment decision with respect thereto.

                           (iii) Except pursuant to or in reliance on an
effective registration statement filed with the Commission registering the resale by Seller of the Purchased Units, neither Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Purchased Units, any interest in the Purchased Units or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Purchased Units, any interest in the Purchased Units or any other similar security from, or otherwise approached or negotiated with respect to the Purchased Units, any interest in the Purchased Units or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Purchased Units under the Securities Act or that would render the disposition of the Purchased Units a violation of
Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Purchased Units."

         SECTION 2.3 AMENDMENTS TO ARTICLE 7.

                  2.3.1 Section 7.1 of the Existing Purchase Agreement is amended by deleting the existing text of such section in its entirety and inserting in its place the following:

                  "7.1 SELLER'S CALL OPTION. Pursuant to the Call Option, Seller shall have an option to purchase Trust Units from Buyer in one or more whole Lots up to a total of 3,568,791 Trust Units at any time and from time to time as specified and at a price established in this Article. The rights of Seller to purchase the Subject Trust Units under this Section 7.1 shall be enforceable against any successor or assign of Buyer. The initial Call Strike Price is $10.70."


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                  2.3.2 Section 7.2 of the Existing Purchase Agreement is
amended by deleting the existing text of such section in its entirety and inserting in its place the following:

                  "7.2 BUYER'S PUT OPTION. Pursuant to the Put Option, Buyer shall have an option to cause Seller to purchase one lot of Trust Units from Buyer in a number equal to (a) 3,568,791 less (b) the total number of Purchased Units previously repurchased by Seller, if any, pursuant to any prior exercise(s) of the Call Option, at any time as specified and at a price established in this Article. The rights of Buyer to cause Seller to purchase the Subject Trust Units under this Section 7.2 shall be enforceable against any successor or assign of Seller. The initial Put Strike Price is $6.85.

                  2.3.3 Section 7.3 of the Existing Purchase Agreement is amended by deleting subsections 7.3(i) and 7.3(k) in their entirety and inserting in their respective places the following:

         "(i) the amount per Trust Unit of any amount paid to Buyer by Seller pursuant to Section 8.4 (equal to the total amount of such payment divided by the number of Subject Trust Units owned by Buyer that was used in the calculation of such payment amount), provided that in the case that Buyer pays Seller an amount pursuant to Section 8.4, such payment shall be added to the Strike Prices; less

                                    . . . . .

         (k) the value per Trust Unit of any Asset Value Reduction paid to Buyer by Seller pursuant to Section 8.5 (equal to the total amount of such payment divided by the number of Subject Trust Units owned by Buyer that was used in the calculation of such payment amount); less".

                  2.3.4 Section 7.5 of the Existing Purchase Agreement is amended by adding to the end of such section the following new subsections:

                  "(f) Seller intends, but is not obligated, to file as soon as practicable after Buyer executes this Amendment No. 1 a registration statement (the "New Registration Statement") with the Commission under the Securities Act with respect to its future resale(s) of all of the Purchased Units. Seller also intends, but is not obligated, to use commercially reasonable efforts to cause the New Registration Statement to be declared effective as promptly as practicable by the Commission and to obtain appropriate approvals or registrations (or exemptions from any otherwise applicable requirements) as promptly as practicable with respect to such Purchased Units under the securities laws of those states and U.S. territories in which Seller may desire to sell such Purchased Units. Seller shall provide the following notices to Buyer, each delivered in accordance with the provisions of Section 10.5, (i) a notice promptly following the date of initial filing of the New Registration Statement stating the date of such initial filing of the New Registration Statement, which date shall be considered the Initial Filing Date, (ii) a notice promptly following the effective date of the New Registration Statement stating such effective date and (iii) a notice promptly following the date that the New Registration Statement is no longer effective stating the initial


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date on which the New Registration Statement was no longer effective; provided, however, that if Seller elects for any reason not to file the New Registration Statement or not to use commercially reasonable efforts to cause the New Registration Statement to be declared effective, Seller shall provide prompt notice to Buyer of such event.

                  (g) If Seller indicates in its Notice exercising the Call Option that the Transfer Agent should handle the transfer of the Trust Units being repurchased on an expedited basis, Seller agrees to pay to Buyer, on the same day and in the same manner as the amount payable by Seller to Buyer under
Section 7.6 in connection with such exercise is to be made, the amount of any expediting fee or other fee that may be payable by Buyer to the Transfer Agent as a result of the Transfer Agent expediting the transfer of such Trust Units to Seller; provided, however, that if the amount that Seller pays to Buyer is different that the actual amount so payable by Buyer to the Transfer Agent, Buyer and Seller agree to pay the other, as appropriate, the amount of such difference.

                  (h) Buyer agreed to deliver, and has delivered, to the Transfer Agent the certificate evidencing the 3,568,791 Trust Units owned by Buyer, together with a request to the Transfer Agent that such certificate be voided and replaced with 356 new certificates each evidencing 10,000 Trust Units and one certificate evidencing the remaining 8,791 Trust Units and that such new certificates be promptly delivered to Buyer.

                  (i) Seller shall, in connection with each exercise of the Call Option and purchase of Trust Units pursuant thereto, deliver or cause to be delivered promptly following the related Notice Date and before the related Exercise Date to the Transfer Agent in the manner set forth in Section 10.5 (1) an originally executed Opinion Letter (or such other documents as the Transfer Agent may then have permitted or required) in respect of such Trust Units as provided in Section 7.6(b) and (2) a signature page, originally executed by Seller, to the Letter of Instructions required to be provided by Buyer to the Transfer Agent as provided in Section 7.6(c) in connection with such exercise of the Call Option.

                  (j) If, with respect to any exercise of the Call Option, Buyer receives payment for the Trust Units to be repurchased pursuant thereto in accordance with Section 7.6(b) and such Trust Units are not transferred to Seller (or such other party as Seller may have designated in the related Notice of exercise) as a result of any breach of Buyer's obligations under this Agreement or Amendment No. 1 in respect of such transfer of Trust Units, Buyer shall in those circumstances return to Seller such payment and Seller shall cooperate with Buyer in causing the transfer of such Trust Units to be cancelled, the certificate evidencing such Trust Units to be returned to Buyer and the record owner of such Trust Units to continue to be reflected as Buyer on the books and records of the Transfer Agent and the Trust; provided, however, that this subsection 7.5(j) is not intended to be, and shall not act as, a limitation on the remedies that Buyer or Seller may have in respect of a breach of this Agreement by the other."


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                  2.3.5 Section 7.6 of the Existing Purchase Agreement is
amended by deleting the existing text of subsections 7.6(a), 7.6(b) and 7.6(c) in their entirety and inserting in their respective places the following, which includes the addition of new subsections 7.6(d) and 7.6(e) having the text shown under subsection (d) and subsection (e), respectively, in the following:

                  "(a) (i) With respect to the Call Strike Price, the Calculation Agent shall regularly publish in a manner reasonably accessible to Seller and Buyer the Call Strike Price of a Trust Unit as in effect for each Business Day that occurs during the period commencing on the Initial Filing Date and ending on the earlier of (x) June 30, 2003, (y) the date of an exercise of the Call Option that brings the total number of Purchased Units repurchased by Seller pursuant to any exercise(s) of the Call Option to 3,568,791 or (z) the date of an exercise of the Put Option, and the Calculation Agent shall promptly publish (or, if necessary due to time constraints, provide direct written notice to Seller and Buyer of) changes to previously published Call Strike Prices as necessary to reflect the Calculation Agent's determination of any changes in the amount of previously published Call Strike Prices and (ii) with respect to the Put Strike Price, the Calculation Agent shall announce to Buyer and Seller the Put Strike Price as of the related Exercise Date; provided, however, that, in each of the foregoing cases, upon the request of either Buyer or Seller, the Calculation Agent's determination of either of the Call Strike Price or Put Strike Price shall be subject to audit by a nationally recognized accounting firm mutually acceptable to Buyer and Seller. As to any Exercise Date that falls on a WTU Record Date, the Strike Price shall be determined without regard to any adjustments described in Section 7.3(c) and (e) attributable to the WTU Record Date that is coincident with the related Exercise Date, it being assumed that Seller will be entitled to any Cash Distribution and Tax Credits payable on and attributable to such WTU Record Date;

                  (b) (i) With respect to any exercise of the Call Option, Seller shall deliver to Buyer by wire transfer pursuant to the Wire Transfer Instructions (or by such other method as Seller and Buyer may mutually agree in writing) in immediately available funds by no later than 4:30 P.M. New York Time on the related Notice Date an amount equal to the product of (x) the Prepayment Unit Price (as calculated based upon the Call Strike Price of the Exercised Option as determined by the Calculation Agent as provided in subsection 7.6(a)(i) above) and (y) the number of Trust Units being purchased by Seller in connection with the Exercised Option; provided, however, that Buyer and Seller hereby agree that Seller's payment for any Trust Units repurchased pursuant to exercise(s) of the Call Option shall be assumed to have been made at the full Call Strike Price, as of the related Exercise Date, per Trust Unit for all purposes in this Agreement, regardless of whether or not the Prepayment Unit Price is a different amount, and (ii) with respect to the exercise of the Put Option, Seller shall deliver to Buyer by wire transfer in immediately available funds on the related Exercise Date an amount equal to the product of (1) the Put Strike Price of the Exercised Option (as determined by the Calculation Agent as provided in subsection 7.6(a)(ii) above) and (2) the number of Trust Units being purchased by Seller in connection with the Exercised Option. With respect to each exercise of the Call Option, Seller further shall deliver, or cause to be delivered, to Buyer on the related Notice Date (and to the Transfer Agent,


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as provided in Section 7.5(i)) in writing, addressed, and in form acceptable, to the Transfer Agent a legal opinion (such opinion, an 'Opinion Letter') to the effect that (x) the transfer of such Trust Units by Buyer to Seller is exempt from the registration requirements of the Securities Act and any applicable state securities or blue sky laws, and (y) with respect to any such exercise for which Seller desires to receive Trust Units not subject to any restrictive legends, the issuance and delivery of certificate(s) evidencing such Trust Units being purchased by Seller without any restrictive legends being applicable to such Trust Units is permitted and lawful under applicable law, or, in each such case, such other documents as the Transfer Agent may permit;

                  (c) (i) With respect to each exercise of the Call Option, Buyer shall, subject to Section 7.6(e), deliver to the Transfer Agent a package of materials consisting of:

                           (x) appropriate certificate(s) representing the Trust
Units being purchased as part of such exercise, together with related stock power relating to such Trust Units, substantially in the form attached hereto as
Exhibit 5, executed by a duly authorized officer of Buyer with a medallion guarantee affixed thereto acceptable to the Transfer Agent and resolutions of Buyer to the effect that such officer is authorized to execute such stock power on behalf of Buyer,

                           (y) a letter of instructions addressed to the
Transfer Agent (a "Letter of Instructions") that shall, among other things, direct the Transfer Agent to electronically deliver (if requested by Seller or, if not requested, cause to be physically delivered) on the related Exercise Date, on an expedited basis (if requested by Seller in the related Notice of exercise sent by Seller in connection with such exercise), a certificate evidencing such Trust Units to Seller as provided in such related Notice of exercise and to so deliver such certificate either (1) without any restrictive legends, if the opinion set forth in clause (y) of Section 7.6(b) above has been included in a Opinion Letter provided to Buyer in accordance with Section 7.6(b) and to the Transfer Agent in accordance with Section 7.5(i) (or such other documents as the Transfer Agent may then have permitted or required) or (2) with a Securities Act restrictive legend having wording similar to the equivalent restrictive legend affixed to the certificate evidencing Trust Units so delivered by Buyer (but without those restrictive legends to be removed pursuant to the agreements stated in Section 7.6(d)), if such opinion set forth in clause
(y) of Section 7.6(b) above has not been so included (or such other permitted or required documents have not been so provided), and

                           (z) the copy of the executed Opinion Letter required
to be provided by Seller in accordance with Section 7.6(b); and.

         (ii) With respect to the exercise of the Put Option, Buyer shall use its best efforts to deliver to Seller the certificate(s) representing the Subject Trust Units, together with the related instruments of assignment of the Subject Trust Units executed by Buyer on the Exercise Date.


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         Each sale of Trust Units upon any exercise of an Option shall be on an
'as is, where is' basis, without representations or warranties, express or implied, of any kind, other than that Buyer has taken no action to encumber or convey such Trust Units and other than as provided in the applicable representations and warranties of Buyer stated in Article III of Amendment No.
1. To the extent that (i) certificate(s) representing such Trust Units together with the related instruments of assignment are delivered on a date subsequent to the Exercise Date, (ii) the period of time starting on the day following the Exercise Date and ending on the actual delivery date contains a WTU Record Date,
(iii) Buyer receives a Cash Distribution attributable to such WTU Record Date that was not contemplated in the determination of the Strike Price as of the Exercise Date and (iv) Buyer receives payment in full for the Strike Price on the Exercise Date, then Buyer agrees to pay Seller any Cash Distribution it subsequently receives from the Trustee and agrees not to claim any Tax Credits attributable to such WTU Record Date; and

                  (d) Seller and Buyer hereby agree that, with respect only to any Trust Units that are being purchased by Seller as part of any exercise of an Option, the restrictive legend affixed to any certificates evidencing such Trust Units that states, 'THE TRUST UNITS EVIDENCED BY THIS CERTIFICATE AND ALL RIGHTS TO PAYMENTS HEREUNDER ARE SUBJECT TO AND LIMITED BY: (1) THE PURCHASE AND SALE AGREEMENT, DATED AS OF AUGUST 11, 2000, BETWEEN THE WILLIAMS COMPANIES, INC. ('TWC') AND QUATRO FINALE IV LLC ('QF'); AND (2) THE NOMINEE AND VOTING RIGHTS AGREEMENT, DATED AS OF AUGUST 11, 2000, BETWEEN TWC AND QF', may be and shall be removed so that the new certificate(s) evidencing such Trust Units directed to be delivered by the Transfer Agent to Seller pursuant to Section 7.6(c) shall not bear such restrictive legends. Seller and Buyer hereby further agree that Seller in providing the Opinion Letter (or other permitted document) pursuant to
Section 7.6(b) in connection with the purchase of such Trust Units and the Transfer Agent in issuing and delivering new certificate(s) evidencing such Trust Units are expressly permitted to rely upon the foregoing agreement.

                  (e) Notwithstanding anything to the contrary herein, Buyer and Seller hereby agree that with respect to each exercise of the Call Option, (i) Seller shall use its best efforts to ensure that the amount payable by Seller to Buyer under Section 7.6(b) in respect to such exercise shall be delivered to Buyer in the manner and by the time set forth in Section 7.6(b), provided, that if Seller in using its best efforts is not able to so deliver such amount, such non-delivery shall not constitute a breach of Section 7.6(b) but, in such event, Seller shall be required to deliver on the first Business Day after the related Notice Date to Buyer such amount (except that such amount shall be calculated based upon the Fed Funds Rate and Prepayment Unit Price in effect on the date of such delivery) in the manner set forth in Section 7.6(b), (ii) if, as provided in the foregoing subsection 7.6(e)(i) Seller does so deliver to Buyer such amount, Buyer and Seller hereby agree that the payment of such amount shall be assumed to have been made on the related Notice Date for all purposes of this Agreement, (iii) if Seller has not delivered to Buyer in respect to such exercise either the amount payable under Section 7.6(b) on the related Notice Date or such amount as provided in the subsection 7.6(e)(i) on the first Business Day after such Notice Date, such exercise of the Call Option shall be void ab initio and Seller shall be responsible for informing the Transfer Agent that the transaction contemplated in any documents delivered by Seller to the Transfer Agent pursuant to Section 7.5(i) has been cancelled, (iv) Seller shall provide to Buyer in the same manner as the related Notice of exercise is required to be provided a written notice stating the federal funds reference number (or other similar information) associated with Seller's wire transfer of the amount payable by Seller to Buyer under Section 7.6(b) or subsection 7.6(e)(i), as applicable, such notice to be provided promptly following Seller's receipt of such information and by no later than the same day of such wire transfer, and (v) in any event, Buyer shall not be required to deliver to the Transfer Agent the materials set forth in Section 7.6(c)(i) in respect of such exercise until and unless Buyer has received the amount payable by Seller to Buyer in respect to such exercise under Section 7.6(b) or subsection 7.6(e)(i), as applicable."

                  2.3.6 Section 7.7 of the Existing Purchase Agreement is amended by deleting the existing text of such section in its entirety and inserting in its place the following:

                  "7.7 SELLER'S ASSUMPTION OF LIABILITIES. Upon any repurchase of Trust Units by Seller pursuant to the exercise of an Option and except as provided in Section 7.8, Seller shall assume all liabilities and obligations relating to or arising out of the ownership of the Trust Units so repurchased for all times prior to and after the date of such repurchase other than liabilities and obligations arising by, through, or under Buyer that cause the title to the Trust Units when transferred to Seller by Buyer to be materially different than the title to such Trust Units transferred to Buyer by Seller at Closing."

                  2.3.7 Section 7.8 of the Existing Purchase Agreement is amended by deleting the existing text of such section in its entirety and inserting in its place the following:

                           "7.8 POST EXERCISE OR EXPIRY ADJUSTMENT. If,
subsequent to the exercise of an Option or the expiry of both Options (in the event neither Option is exercised), a Tax Credit Adjustment is reported, then Seller and Buyer each agree to pay to the other, as appropriate:

                           (a) if a Tax Credit Adjustment is reported after an
Option has been fully or partially exercised and the Tax Credit Adjustment relates to Tax Credits that were a factor in the determination of the exercise Strike Price(s), as an adjustment to the Strike Price(s) paid upon the exercise(s) of such Option(s), an amount equal to the sum of (i) the product of
(x) 153.846% of the dollar amount of the Tax Credit Adjustment, to the extent it relates to Tax Credits that were a factor in the determination of the exercise Strike Price(s) on the respective Exercise Date(s), and (y) the number of Trust Units so repurchased pursuant to such exercise(s) plus (ii) Applicable Interest on such amount for the period starting on the Exercise Date(s) of such Option(s) and ending on the payment date, and

                           (b) if a Tax Credit Adjustment is reported after the
Options have expired and the Put Option was not exercised, as an adjustment to the Purchase Price paid for any Trust Units not repurchased through partial exercise(s) of the Call Option before the expiration of the Options, an amount equal to the sum of (i) the product of (x) 153.846% of the dollar amount of the Tax Credit Adjustment and (y) the number of Subject Trust Units owned by Buyer on the WTU Record Date(s) associated with such Tax Credit Adjustment, plus (ii) Applicable Interest on such amount for the period starting on the expiry of the Options and ending on the payment date.

                           Each such payment shall be due in immediately
available funds by wire transfer within five (5) Business Days of receipt of notice from the Calculation Agent of such Tax Credit Adjustment.

         SECTION 2.4 AMENDMENTS TO ARTICLE 8.

                  2.4.1 Section 8.1(c) of the Existing Purchase Agreement is amended by deleting the existing text of such subsection (but not including the text following such subsection which contains the definition of the term "Losses") in its entirety and inserting in its place the following:

                  "(c) following a repurchase pursuant to Section 7.6, (i) the liabilities and obligations assumed by Seller under Section 7.7, (ii) with respect to any Purchased Units so repurchased, any subsequent sale(s) by Seller of such Purchased Units, and (iii) the breach by Seller of any of the Seller Investment Representations given in connection with such repurchases."

                  2.4.2 Section 8.4 of the Existing Purchase Agreement is amended by deleting the existing text of subsections 8.4(a), 8.4(b) and 8.4(c) in their entirety and inserting in their respective places the following, which includes the addition of a new subsection 8.4(e) having the text shown under subsection (e) in the following:

         "(a) Buyer agrees to pay Seller in immediately available funds by wire transfer within five (5) Business Days of receiving a PPA Proration Statement, an amount by which any Cash Distribution or Tax Credits amount is increased as a result of a Non-Expansion PPA, equal to the product of (i) the ratio that (1) the total number of Subject Trust Units owned by Buyer, as of the WTU Record Date associated with such Cash Distribution or Tax Credit amount, bears to (2) 9,700,000 and (ii) the excess of (A) the revised computation of the Trust's cumulative entitlement to cash and 153.846% of the tax credits attributable to
Section 29 Dry MMBtu for all periods before the Effective Time over (B) the amount of cash and 153.846% of the tax credits attributable to the Section 29 Dry MMBtu represented to be complete and accurate in Section 3.2(g)(i) (or, to the extent an adjustment under this Section 8.4 has been made, the previous computation of the Trust's cumulative entitlement to cash and 153.846% of the pre-Effective Time tax credits used to calculate such adjustment). Section 29 Dry MMBtu is converted into tax credits, for purposes of the preceding sentence, using the tax credit rate that the Trustee used to determine Tax Credits for the Prior Period Adjustment (as such term is used in a Statement to Trustee) in question.

         (b) Seller agrees to pay Buyer in immediately available funds by wire transfer within five (5) Business Days of receiving a PPA Proration Statement, an amount by which any Cash Distribution or Tax Credit amount is reduced as a result of a Non-Expansion PPA, equal to the product of (i) the ratio that (1) the total number of Subject Trust Units owned by Buyer, as of the WTU Record Date associated with such Cash Distribution or Tax Credit amount, bears to (2) 9,700,000 and (ii) the excess of (A) the amount of cash and 153.846% of the tax credits attributable to the Section 29 Dry MMBtu represented to be complete and accurate in Section 3.2(g)(i) (or, to the extent an adjustment under this Section 8.4 has been made, the previous computation of the Trust's cumulative entitlement to cash and 153.846% of the pre-Effective Time tax credits used to calculate such adjustment) over (B) the revised computation of the Trust's cumulative entitlement to cash and 153.846% of the tax credits attributable to
Section 29 Dry MMBtu for all periods before the Effective Time. Section 29 Dry MMBtu is converted into tax credits, for purposes of the preceding sentence, using the tax credit rate that the Trustee used to determine Tax Credits for Prior Period Adjustment (as such term is used in a Statement to Trustee) in question.

         (c) To the extent there is a subsequent positive Tax Credit Adjustment attributable to a WTU Record Date that contains a Non-Expansion PPA, Buyer agrees to pay Seller an amount by which such Tax Credit Adjustment is increased as a result of such Non-Expansion PPA times the total number of Subject Trust Units owned by Buyer, as of the WTU Record Date associated with such Tax Credit Adjustment. To the extent there is a subsequent negative Tax Credit Adjustment attributable to a WTU Record Date that contains a Non-Expansion PPA, Seller agrees to pay Buyer an amount by which the absolute value of such Tax Credit Adjustment is decreased as a result of such Non-Expansion PPA times the total number of Subject Trust Units owned by Buyer, as of the WTU Record Date associated with such Tax Credit Adjustment. Such payment shall be due in immediately available funds by wire transfer within five (5) Business Days of receipt of notice from the Calculation Agent of such Tax Credit Adjustment.

                                   . . . . . .

         "(e) Notwithstanding anything to the contrary in Sections 8.4(a), 8.4(b) and 8.4(c), if a PPA Proration Statement is provided that would require amounts to be paid pursuant to one or more of Sections 8.4(a), 8.4(b) and 8.4(c) and prior thereto one or more partial exercises of the Call Option shall have occurred, the amounts payable under such section(s) shall be appropriately increased or decreased to reflect the difference in the aggregate purchase price that would have been payable by Seller in connection with its prior repurchases of Trust Units pursuant to such exercises if the Strike Price(s) used to determine such aggregate purchase price had been calculated by taking into account the amounts that would be payable pursuant to Sections 8.4(a), 8.4(b) and 8.4(c), as applicable, as a result of such PPA Proration Statement."

                  2.4.3 Section 8.5 of the Existing Purchase Agreement is amended by deleting under the definition of "Asset Value Reduction" in that section the clause "(b) the ratio 3,568,791 / 9,700,000; and" and inserting in its place the following clause "(b) the ratio that (i) the total number of Subject Trust Units owned by Buyer, as of the date on which Seller first becomes aware of such breach of representations, bears to (ii) 9,700,000; and."

         SECTION 2.5 AMENDMENT TO ARTICLE 10. Section 10.5 of the Existing Purchase Agreement is amended by adding the following new paragraphs immediately after the statement "Fax No.: (212) 272-8328" contained therein:

         "If to the Transfer Agent, with respect to questions regarding the transfer of Trust Units and delivery of an originally executed Opinion Letter and signature page as provided in Section 7.5(i), addressed to:

                   Mellon Investor Services, L.L.C.
                   600 North Pearl Street, Suite 1010
                   Dallas, TX  75201
                   Attention: Mona Vorhees
                   Phone No.: (214) 922-4436
                   Fax No.: (214) 922-4455

But, with respect to delivery of certificates evidencing Trust Units, any related Stock Power, Buyer resolutions and Letter of Instructions, and copies of any related executed Opinion Letter, addressed to:

                   Mellon Investor Services, L.L.C.
                   85 Challenger Road
                   Ridgefield Park, NJ  07660
                   Attention: Edwin Padilla, Company Items Department, 2nd Floor




         SECTION 2.6 REFERENCES. Each reference in the Existing Purchase Agreement to the term "Agreement" shall be deemed to refer to the Existing Purchase Agreement, as amended by this Amendment No. 1.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Each of the parties hereto hereby represents and warrants to the other that such party has full power and authority to execute, deliver and perform its obligations under this Amendment No. 1, and this Amendment No. 1 has been duly executed and delivered by such party and constitutes the legal, valid, and binding acts and obligations of such party enforceable against it in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, and other laws affecting creditors' rights generally and, with regard to any equitable remedies, to the discretion of the court before which proceedings to obtain such remedies may be pending. Buyer hereby represents, warrants and covenants, as of the date of this Amendment No. 1, that (i) other than as may have occurred as a consequence of Buyer's execution of the Closing Documents, neither Buyer nor anyone acting on its behalf has transferred, pledged, sold or otherwise disposed of the Subject Trust Units during the period commencing on the Closing Date and ending on the date of this Amendment No. 1 and (ii) Buyer, and any other entity that is an Affiliate of Buyer which owns or has owned an interest in the Underlying Properties, has each been a separate legal entity with its own federal identification number and has each filed a separate federal partnership tax return.

                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.1 CONTINUING FORCE AND EFFECT. Except as amended hereby, the Existing Purchase Agreement shall remain unmodified and in full force and effect. The parties hereby ratify and confirm the Existing Purchase Agreement, as amended concurrently herewith.

         SECTION 4.2 COUNTERPARTS. This Amendment No. 1 may be executed in any number of counterparts. Each counterpart shall be deemed an original and all counterparts shall be deemed the same instrument with the same effect as if all parties hereto had signed the same signature page. Any signature page of this Amendment No. 1 may be detached from any identical counterpart of this Amendment No. 1 having attached to it one or more additional signature pages.

         SECTION 4.3 GOVERNING LAW. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Buyer and Seller hereby irrevocably submit to the jurisdiction of the courts of New York County in the State of New York, and to the jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action, or other proceeding arising out of, or relating to, this Agreement; provided that any suit involving or seeking enforcement against any Trust Units may be brought in the state in which such Trust Units are located. Buyer and Seller hereby agree not to assert that any suit, action, or proceeding under such jurisdiction is in an inconvenient forum or that venue is improper.

         SECTION 4.4 TITLES AND HEADINGS. The titles and headings of the Sections of this Amendment No. 1 are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment No. 1.

         SECTION 4.5 CHANGES AND MODIFICATIONS IN WRITING. No provision of this Amendment No. 1 may be changed or modified except by an instrument in writing signed by Seller and Buyer.


         SECTION 4.6 Modification of Certain Definitions As Used in Certain Closing Documents. If Seller at any time exercises the Call Option for less than 3,568,791 Trust Units, then Seller and Buyer hereby agree that the following modifications to the definitions of the terms "Subject Trust Units" and "Call Option," which are otherwise defined in the Existing Purchase Agreement and this Amendment No. 1, respectively, shall apply only for purposes of the Nominee and Voting Rights Agreement and the Registration Rights Agreement as indicated in the following:

                  4.6.1 Modification of the Definition of the Term "Subject Trust Units." (i) For purposes only of the use of the defined term "Subject Trust Unit" in the Nominee and Voting Rights Agreement and the Registration Rights Agreement, the definition of such term, other than as set forth in clause
(ii) below, shall be deemed to be appropriately modified to mean, as of any date of usage, 3,568,791 Trust Units less the number of Trust Units repurchased by Seller pursuant to any exercise(s) of the Call Option on or before such date of usage, and (ii) for purposes only of Section 4 of the Nominee and Voting Rights Agreement, the definition of such term shall be deemed to be appropriately modified to mean, as of any date of usage, the number of Trust Units, if any, repurchased on or before such date of usage by Seller pursuant to any exercise(s) of the Call Option.

                  4.6.2 Modification of the Definition of the Term "Call Option." For purposes only of the use of the defined term "Call Option" in the Registration Rights Agreement, the definition of such term shall be deemed appropriately modified to refer to only an exercise of the Call Option that brings the total number of Trust Units repurchased by Seller pursuant to any exercise(s) of the Call Option to 3,568,791.

         SECTION 4.7 Unintended Consequences of this Amendment No. 1. It is the intent of Seller and Buyer that this Amendment No. 1 amend the Existing Purchase Agreement to allow for exercises of the Call Option for repurchases by Seller of less than all of the Subject Trust Units and provide for other necessary changes to reflect the possibility of such incremental exercises of the Call Option, but it is not their intent for this Amendment No. 1 to have other consequences that would be inconsistent or conflict with the original intent of Seller and Buyer as reflected in the provisions of the Existing Purchase Agreement, and Seller and Buyer therefore hereby agree that each will cooperate with the other to execute any further amendments to the Existing Purchase Agreement to the extent necessary to cure any ambiguity or correct or supplement any provision in this Amendment No. 1 which may have such unintended consequences.

         IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Amendment No. 1 as of the date first above written.


"BUYER"

QUATRO FINALE IV LLC,
a Delaware limited liability company


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------


"SELLER"

THE WILLIAMS COMPANIES, INC.,
a Delaware corporation


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

              EXHIBIT 1: FORM OF NOTICE OF EXERCISE OF CALL OPTION


VIA FAX AND OVERNIGHT COURIER



                  DATE:

To:      Quatro Finale IV LLC ("Quatro")

Ladies and Gentlemen:

         Reference is made to that certain Purchase and Sale Agreement dated as of August 11, 2000, between The Williams Companies, Inc. ("Williams") and Quatro Finale IV LLC ("Quatro"), as amended by that certain Amendment No. 1 to Purchase and Sale Agreement dated as of September 26, 2001 between Quatro and Williams (as so amended, the "Purchase Agreement"). In accordance with the terms of the Purchase Agreement, Williams hereby notifies Quatro as follows:

         (i) Williams is exercising its Call Option to purchase _______ units (such number of units constituting a whole number of Lots) of beneficial interest ("Trust Units") in the Williams Coal Seam Gas Royalty Trust (the "Trust");

         (ii) the Exercise Date for this exercise of the Call Option in accordance with the requirement of the Purchase Agreement shall be ____________, 200__;

         (iii) the Strike Price, as of such Exercise Date, applicable to each of the Trust Units to be so purchased is $______, based upon the Strike Prices published on ______, 200__ by the Calculation Agent;

         (iv) Williams desires to receive Trust Units that are not subject to any restrictive legends[, other than a Securities Act restrictive legend having wording similar to the equivalent restrictive legend affixed to the original physical certificate(s) evidencing Trust Units that is to be provided by Quatro to the Transfer Agent]; and

         (v) The Transfer Agent is [not] to be directed to handle the transfer of such Trust Units to Williams on an expedited basis.

         Capitalized terms used herein but not defined shall have the meanings given to such terms in the Purchase Agreement.

         Williams hereby represents and warrants that the Seller Investment Representations are true and correct as of the date hereof and shall be true and correct as of the Exercise Date. Williams further represents and warrants that the Opinion Letter (or such other document[s] as the Transfer Agent may then have permitted, as required to be delivered or caused to be delivered by Williams to the Transfer Agent, in light of our directions stated in paragraph
(iv)
above, pursuant to Section 7.6(b) of the Purchase Agreement in respect of such Trust Units can be delivered and shall be delivered to the Transfer Agent as so required.

         Unless otherwise indicated below, Williams requests electronic delivery of Trust Units into Williams' account with [Bear Stearns & Co.], DTC number--------------. The Transfer Agent shall be directed that the certificate[s] representing the Trust Units, if any such certificates are to be issued, shall be registered in the names and in the denominations as specified below.

         [Insert names and denominations]

         Williams is paying the call option exercise price for the Trust Units by wire transfer of funds to Quatro.

         -----------------------------

                  The Transfer Agent is to be directed that the unit certificate(s), if any certificate(s) shall be requested, for the Trust Units, are to be delivered (check one):

                  [ ]  to Williams; or

                  [ ]  to.
                           --------------------------

and the certificate(s) are to be mailed to Williams at the following address:

----------------------

----------------------

----------------------


----------
* To be used only if electronic delivery of the Trust Units cannot be effected by the Transfer Agent.

*


                                      Very truly yours,

                                      THE WILLIAMS COMPANIES, INC.


                                      ------------------------------------------
                                      Name:
                                      Title:

               EXHIBIT 2: FORM OF NOTICE OF EXERCISE OF PUT OPTION


[INSERT DATE OF NOTICE]

To:      The Williams Companies, Inc.
         One Williams Center, Suite 3700
         Tulsa, OK  74172
         Attention: Neal Buck and Danni Morris

Ladies and Gentlemen:

         Reference is made to that certain Purchase and Sale Agreement dated as of August 11, 2000, between The Williams Companies, Inc. ("Williams") and Quatro Finale IV LLC ("Quatro"), as amended by that certain Amendment No. 1 to Purchase and Sale Agreement dated as of September 26, 2001 between Quatro and Williams (as so amended, the "Purchase Agreement"). Unless otherwise defined or the context otherwise requires, terms used herein have the meanings provided for in the Purchase Agreement. In accordance with the terms of the Purchase Agreement, Quatro hereby notifies Williams as follows:

         (i) Quatro is hereby exercising its Put Option and Williams is therefore required to repurchase [INSERT NUMBER OF TRUST UNITS TO BE PURCHASED, such number to be equal to 3,568,791 less number of Trust Units previously repurchased by Williams pursuant to any exercise(s) of the Call Option] Trust Units (the "Put Option Units") from Quatro; and

         (ii) Williams shall repurchase the Put Option Units in accordance with the terms and conditions of the Purchase Agreement.


                                                Very truly yours,

                                                QUATRO FINALE IV LLC


                                                By:
                                                    ----------------------------
                                                Name:
                                                Title:

                    EXHIBIT 3: FORM OF LETTER OF INSTRUCTION

                                                                         , 200__

VIA FAX AND OVERNIGHT COURIER


Mellon Investor Services, LLC
85 Challenger Road
Ridgefield Park, NJ  07660

Attn:  Edwin Padilla

Dear Mr. Padilla:

         This letter of instruction is written in connection with the Purchase and Sale Agreement, dated as of August 11, 2000, between The Williams Companies, Inc., a Delaware corporation ("Williams") and Quatro Finale IV LLC ("Quatro"), as amended by Amendment No. 1, dated as of September 26, 2001 (the "Purchase Agreement"), providing for, among other things, the sale, in a private transaction, of an aggregate of 3,568,791 units of beneficial interest (the "Trust Units"), of Williams Coal Seam Gas Royalty Trust, a trust organized under the laws of the state of Delaware (the "Trust") in a transaction exempt from registration pursuant to the requirements of the Securities Act of 1933, as amended. The Purchase Agreement also grants Williams an option (the "Call Option") to repurchase all of the 3,568,791 Trust Units, from time to time in whole or in part. The Call Option expires on the earlier to occur of (1) June 30, 2003 and (2) the exercise of the put option, as provided for in the Purchase Agreement, by Quatro. Williams may repurchase the Trust Units in one or more lots equal to the lesser of (1) 10,000 Trust Units or (2) the remaining number of Trust Units subject to the Call Option. [Each time that Williams exercises its Call Option for a certain number of Lots, it plans to sell the number of Trust Units then repurchased to the public.]

         [Williams wishes to inform you that (1) the Trust and Williams have filed a registration statement on Form S-3 (No. 333 - ____) (the "Registration Statement") providing for the registration of the offer and sale by Williams of all of the 3,568,791 Trust Units to allow Williams, from time to time, once it has exercised its Call Option in whole or in part, to sell the Trust Units in a registered transaction; (2) The Registration Statement was declared effective by the Securities and Exchange Commission on ____________, 2001;and (3) The Trust Units, therefore, once transferred to Williams and held in its name, may be sold by Williams in a public offering as unrestricted securities.]

         We wish to inform you that Williams has exercised the Call Option in order to repurchase _____ Trust Units and in connection therewith has delivered to Quatro an opinion of counsel, a copy of which is attached hereto as Exhibit A ( the "Opinion"). The Opinion is addressed to you, as the transfer agent, and is being provided herewith to support the transfer of the Trust Units being acquired by Williams pursuant to its exercise of the Call Option and the issuance of certificate(s) to evidence such Trust Units being repurchased pursuant to such exercise.

         Accordingly, you are hereby authorized and directed, as transfer agent and registrar for the Trust Units, as follows:

         (1) to cancel the certificate(s) surrendered by Quatro, representing the number of Trust Units that are being repurchased by Williams from Quatro;

         (2) to countersign and register a certificate or certificates representing [number of Trust Units being repurchased to be inserted] Trust Units, such certificate(s) to be without the restrictive legend [, other than a Securities Act restrictive legend having wording identical to the equivalent restrictive legend affixed to such certificate(s) surrendered by Quatro], and to be in the following names and denominations: [Names and denominations specified by Williams to be inserted], and

         (3)      to issue and deliver the trust units referred to in paragraph
                  (2) above to [the Depository Trust Company][Williams] on [specified date for transfer to be inserted (i.e., the Exercise Date stated in the related Notice of Exercise)] in accordance with [delivery instructions of Williams to be inserted].



                                       Very Truly Yours,


                                       THE WILLIAMS COMPANIES, INC.


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:


                                       QUATRO FINALE IV LLC


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                        EXHIBIT 4: FORM OF OPINION LETTER

                               ___________, 200__



Mellon Investor Services, LLC
600 North Pearl Street, Suite 1010
Dallas, Texas 75201
Attention: Ms. Mona Vorhees

                  Re:  Williams Coal Seam Gas Royalty Trust
                       Transfer Opinion and Request to Remove Legend on Restricted Securities


Dear Ms. Vorhees:

         We have acted as counsel for The Williams Companies, Inc., a Delaware corporation ("Williams"), in connection with [(a)] the transfer of ___________ units of beneficial interest ("Trust Units") of Williams Coal Seam Gas Royalty Trust, a business trust organized under the laws of the Delaware Business Trust Act (the "Trust"), to Williams by Quatro Finale IV, LLC, a Delaware limited liability company ("Quatro"), and [(b) the sale by Williams of ___________ Trust Units to the public.] Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement (defined below).

         Quatro acquired a total of 3,568,791 Trust Units from Williams pursuant to the Purchase and Sale Agreement dated as of August 11, 2000, between Williams and Quatro, as amended by Amendment No. 1 to Purchase and Sale Agreement, dated as of September 26, 2001 (such agreement as so amended, the "Purchase Agreement"), between Williams and Quatro in a transaction that was not registered under the Securities Act of 1933, as amended (the "Act"). As a result, the 3,568,791 Trust Units owned by Quatro constitute "restricted securities" under the Act and bear an appropriate restrictive legend. Quatro has beneficially owned the Trust Units since August 11, 2000.

         The Trust Units are being purchased by Williams pursuant to its exercise, on ________________, 200__, of its Call Option in accordance with the Purchase Agreement, pursuant to which Williams has the right, at any time in whole or from time to time in one or more Lots, to elect to purchase the 3,568,791 Trust Units owned by Quatro. [Williams, in turn, may resell to the public the Trust Units so purchased, which resale will occur pursuant to the Registration Statement (Commission File No. 333-_____________).]

         The Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and has advised us that it is current in its reporting obligations under that Act. [The Registration Statement was declared effective under the Securities Act on ______________, 2001, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened by the Commission.]

         In connection with the opinions expressed below, we have examined the following:

                  (a) the Purchase Agreement;

                  (b) the Notice of Exercise of Call Option; and

                  (c) the Registration Statement

         We have also examined such statutes, regulations, records and documents, certificates of Williams and the Trust and public officials, and other documents as we have deemed necessary or advisable for the purposes of the opinions hereinafter set forth.

         Based upon the foregoing information and assumptions, it is our opinion that:

                  (i) The purchase and sale of the __________ Trust Units from Quatro to Williams is exempt from registration under the Act [and if the Trust Units are to be delivered to Williams in certificated form, the restrictive legend reflecting that such Trust Units constitute restricted securities and prohibiting the transfer unless in accordance with applicable securities laws should be imprinted on the back of the certificate(s) representing the Trust Units delivered to Williams]; [ and

                  (ii) In connection with the transfer of the Trust Units from Williams to the public, the certificate(s) issued in respect of such Trust Units should not have imprinted thereon any restrictive legends.]

         This opinion is qualified in the following respects:

                  (a) We have assumed the genuineness of all signatures appearing on the documents examined by us, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies;

                  (b) We have assumed the due authorization, execution, and delivery of the aforementioned documents by each of the persons that are parties thereto, the legal capacity of natural persons, and the incumbency of each of the signatories thereto;

                  (c) We have assumed, with permission, the truthfulness and accuracy of the representations of Williams set forth in Section 3.4 of the Purchase Agreement and that Williams is not subject to any statute, rule or regulation, or to any impediment to which contracting parties are not generally subject, that would affect our opinions;

                  (d) We have assumed, without independent investigation, that Quatro has not, since the date that it acquired the Trust Units, engaged in any transaction or transactions involving the offering or selling of any of the Trust Units that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction; and

                  (e) We have relied, without independent investigation, in respect of factual matters upon representations of officers of Williams and the trustee of the Trust and other sources believed by us to be responsible.

                  The opinion set forth herein is given as of the date hereof. We disclaim any obligation to notify you or any person after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth herein. The foregoing opinion is solely for your benefit and may not be relied on by any other person without our prior written consent.

                                   Sincerely,



                                   Andrews & Kurth L.L.P.

                               EXHIBIT 5: FORM OF
                                   STOCK POWER

For value received, I/we hereby sell, assign or transfer unto(1)

--------------------------------------------------------------------------------
                                    Social Security # or Tax I.D. # of new owner

(2)
   -----------------------------------------------------------------------------
(Print/Type all Names & Address OF NEW OWNERS, Indicate if joint tenant, trust or custodian account)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         CITY                     STATE                          ZIP CODE

(3)(                ) Certificate Shares AND/OR (4)(                           )
    ----------------                                ---------------------------
Dividend Reinvestment shares
(if no shares write "NONE")   (if not transferring DRP or do not have any write
                              "NONE")

of the Common Stock of the
(5)
   -----------------------------------------------------------------------------
                                (NAME OF COMPANY)

registered to
(6)
   -----------------------------------------------------------------------------
AND/OR account number

(7)                                  represented by Certificate No(s)
   ---------------------------------

(8)
   -------------------------------------------------------

herewith and do hereby irrevocably constitute and appoint MELLON INVESTOR SERVICES, L.L.C.,

Attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Date                               (9)
     -----------------------------    ------------------------------------------
                                      (signature of registered holder or
                                      authorized representative)

Daytime Telephone Number

--------------------------------------------------------------------------------
                        (signature of registered holder if more than one holder) (Affix Medallion Signature Guarantee
Imprint)

IMPORTANT READ CAREFULLY:

The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever. The signature of the person executing this power must be guaranteed by an Eligible Guarantor Institution such as a Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union, or a Savings Association participating in a Medallion program approved by The Securities Transfer Association, Inc. Unfortunately, no other form of signature verification can be accepted.

 ................................................................................
                   INSTRUCTIONS FOR COMPLETING THE STOCK POWER

1. SS# or Tax ID # of new shareowner(s).        8. List the Certificate #'s
                                                printed on the left side of
2. Complete name & address of the new           certificate being transferred.
shareowner(s).                                  This number begins with 2
                                                letters followed by a series of
3. Total # of certificate shares being          numbers. If all shares are held
transferred.                                    in DRP write "none".

4. Total # of Dividend Reinvestment shares      9. Signature of current owner(s)
transferred.                                    exactly as it appears on the
                                                face of the certificate.
5. Name of Corporation on Certificate or DRP    Signature must be guaranteed by
statement.                                      an Eligible Guarantor
                                                Institution.
6. Name as it appears on the face of the certificate.

7. Your account # as indicated on your check or DRP statement.